EXHIBIT 5.1

[Thompson & Knight LLP Letterhead]

February 16, 2007

Aces Wired, Inc.
12225 Greenville Avenue, Suite 861
Dallas, TX 75243

Gentlemen:

We have acted as counsel to Aces Wired, Inc., a Nevada corporation (the Company), in connection with the preparation and filing of a registration statement on Form SB-2 (the Registration Statement), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the Securities Act), and the rules and regulations promulgated thereunder, of up to 1,934,880 shares of its common stock, par value $0.001 per share, to be sold by certain selling stockholders (the Securities), as described in the Registration Statement.

In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

Based on the foregoing and in reliance thereon, and subject to the assumptions and qualifications hereinafter specified, it is our opinion that the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when the Registration Statement has become effective under the Securities Act, when sold, will be validly issued, fully paid and non-assessable.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom.

We hereby consent to the reference to this firm in the Prospectus in the Registration Statement under the caption " INTEREST OF NAMED EXPERTS AND COUNSEL" as the attorneys who will pass upon the legal validity of the Securities and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,

/s/ THOMPSON & KNIGHT LLP
THOMPSON & KNIGHT LLP